Microsmart Principal Shareholder signs Stock Purchase Agreement

Salt Lake City, Utah -- (BUSINESS WIRE) -- Tuesday, May 15, 2007, Microsmart Devices, Inc. (OTC: MCMV), announced today that its President and principal shareholder executed a Stock Purchase Agreement on May 11, 2007, that closed on May 15, 2007, which will result in a change in control of Microsmart. The closing of the Stock Purchase Agreement will not change the “shell company” status of Microsmart, which will continue to seek to acquire a business or company or other opportunity for it and its shareholders’ benefit.

Additional information regarding the Stock Purchase Agreement and other Transaction Documents is contained in Microsmart’s 8-K Current Report dated May 11, 2007, which was filed with the Securities and Exchange Commission on May 15, 2007.

For information related to the Company, contact: Mark L. Meriwether at 801-201-7635.

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.